Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Communications and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY SECOND QUARTER 2015 FINANCIAL RESULTS

Strong operational results in Pulp and Paper and Personal Care

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Second quarter 2015 net earnings of $0.60 per share; earnings before items[1] of $0.61 per share
•	Cash flow from operating activities of $122 million
•	Sales and margin momentum building in Personal Care

Fort Mill, July 30, 2015 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $38 million ($0.60 per share) for the second quarter of 2015 compared to net earnings of $36 million ($0.56 per share) for the first quarter of 2015 and net earnings of $40 million ($0.61 per share) for the second quarter of 2014. Sales for the second quarter of 2015 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $39 million ($0.61 per share) for the second quarter of 2015 compared to earnings before items1 of $48 million ($0.75 per share) for the first quarter of 2015 and earnings before items1 of $40 million ($0.61 per share) for the second quarter of 2014.

Second quarter 2015 items:

➢	Closure and restructuring costs of $1 million ($1 million after tax);
➢	Gain on disposal of property, plant and equipment of $14 million ($11 million after tax); and
➢	Impairment of property, plant & equipment of $18 million ($11 million after tax).

First quarter 2015 items:

➢	Closure and restructuring costs of $1 million ($1 million after tax);
➢	Gain on disposal of property, plant and equipment of $1 million ($1 million after tax); and
➢	Impairment of property, plant & equipment of $19 million ($12 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1 / 4

Second quarter 2014 items:

➢	None

“Our pulp and paper business performed largely in-line with expectations. Our operations ran well despite the seasonally high level of scheduled maintenance at our mills. The flooding in the U.S. South negatively impacted some of our wood costs and supply, but production curtailments were limited,” said John D. Williams, President and CEO. “Our paper shipments year-to-date are outperforming the broader North American uncoated freesheet market by 2.3%. As the trade case progresses, we will continue to monitor further opportunities resulting from lower cut-size imports while continuing to balance our capacity versus our customer demand.”

Mr. Williams added, “Personal Care turned in a solid performance. Same currency sales increased 3% year over year while our cost savings program continued to deliver according to plan, driving a 300 basis-point margin improvement. Momentum in the business is growing, and we are operating and executing with more consistency. We remain focused on sharpening our strategies and capabilities that will deliver sustainable growth and value creation in this segment.”

QUARTERLY REVIEW

Operating income before items1 was $67 million in the second quarter of 2015 compared to an operating income before items1 of $90 million in the first quarter of 2015. Depreciation and amortization totaled $91 million in the second quarter of 2015.

(In millions of dollars)	2Q 2015	1Q 2015

Sales	$1,310	$1,348
Operating income (loss)
Pulp and Paper segment	55	75
Personal Care segment	17	10
Corporate	(10)	(14)
Total	62	71
Operating income before items[1]	67	90
Depreciation and amortization	91	90

The decrease in operating income before items1 in the second quarter of 2015 was the result of higher costs for planned maintenance, lower paper and pulp prices, lower paper and pulp shipments, higher freight costs and overall unfavorable exchange rates. These factors were partially offset by lower raw material and other costs and lower selling, general and administrative expenses. In addition, the first quarter was impacted by a bad debt expense.

When compared to the first quarter of 2015, manufactured paper shipments were down 2.6% and pulp shipments decreased 1.4%. The shipments-to-production ratio for paper was 97% in the second quarter of 2015, compared to 100% in the first quarter of 2015. Paper inventories increased by

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2 / 4

23,000 tons while pulp inventories decreased by 15,000 metric tons in June when compared to March levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $122 million and capital expenditures were $66 million, resulting in free cash flow1 of $56 million for the second quarter of 2015. Domtar’s net debt-to-total capitalization ratio1 stood at 29% at June 30, 2015 compared to 30% at March 31, 2015.

During the quarter, Domtar repurchased $17 million of common stock under its stock repurchase program.

OUTLOOK

Looking into the second half of 2015, Domtar paper shipments are expected to trend with market demand and should benefit from lower import volumes in North America. We expect some short-term pricing volatility in pulp, as normal seasonal factors in certain markets take hold. Inflation on input costs is expected to be relatively flat; fiber costs will remain high in certain markets, but are not expected to increase further, while energy costs should remain favorable. Personal Care is expected to benefit from further cost savings and market growth, but the segment will be impacted by some seasonality in the third quarter.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its second quarter 2015 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its third quarter 2015 earnings results on October 29, 2015 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3 / 4

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) designs, manufactures, markets and distributes a wide variety of fiber-based products, including communication papers, specialty and packaging papers, and absorbent hygiene products. The foundation of our business is a network of world-class wood fiber-converting assets that produce papergrade, fluff and specialty pulp. The majority of our pulp production is consumed internally to manufacture paper and consumer products. Domtar is the largest integrated marketer and manufacturer of uncoated freesheet paper in North America with recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice®, EarthChoice® and Xerox® Paper and Specialty Media. Domtar is also a marketer and producer of a broad line of absorbent hygiene products marketed primarily under the Attends®, IncoPack® and Indasec® brand names. In 2014, Domtar had sales of $5.6 billion from some 50 countries. The Company employs approximately 9,800 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2014 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

4 / 4

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
	(Unaudited)
	$	$	$	$

Selected Segment Information
Sales
Pulp and Paper	1,110	1,160	2,256	2,328
Personal Care	216	234	434	467
Total for reportable segments	1,326	1,394	2,690	2,795
Intersegment sales	(16)	(9)	(32)	(16)
Consolidated sales	1,310	1,385	2,658	2,779
Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	75	79	149	162
Personal Care	16	17	32	33
Total for reportable segments	91	96	181	195
Impairment and write-down of property, plant and equipment - Pulp and Paper	18	—	37	—
Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	109	96	218	195

Operating income (loss)[1]
Pulp and Paper	55	74	130	163
Personal Care	17	12	27	26
Corporate	(10)	(7)	(24)	(31)
Consolidated operating income	62	79	133	158
Interest expense, net	25	26	51	51
Earnings before income taxes	37	53	82	107
Income tax (benefit) expense	(1)	13	8	28
Net earnings	38	40	74	79
Per common share (in dollars)
Net earnings
Basic	0.60	0.62	1.16	1.22
Diluted	0.60	0.61	1.16	1.22
Weighted average number of common shares outstanding (millions)
Basic	63.6	65.0	63.7	64.9
Diluted	63.7	65.1	63.8	65.0
Cash flows provided from operating activities	122	104	249	245
Additions to property, plant and equipment	66	56	136	101

1 As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation. (Previously reported numbers for Operating income (loss) for the three and six months ended June 30, 2014 are as follows; Pulp and Paper: $69M and $138M, respectively, Personal Care: $14M and $29M, respectively, Corporate: $(4)M and $(9)M, respectively).

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
	(Unaudited)
	$	$	$	$

Sales	1,310	1,385	2,658	2,779
Operating expenses
Cost of sales, excluding depreciation and amortization	1,052	1,108	2,114	2,211
Depreciation and amortization	91	96	181	195
Selling, general and administrative	99	100	199	214
Impairment and write-down of property, plant and equipment	18	—	37	—
Closure and restructuring costs	1	—	2	1
Other operating (income) loss, net	(13)	2	(8)	—
	1,248	1,306	2,525	2,621
Operating income	62	79	133	158
Interest expense, net	25	26	51	51
Earnings before income taxes	37	53	82	107
Income tax (benefit) expense	(1)	13	8	28
Net earnings	38	40	74	79
Per common share (in dollars)
Net earnings
Basic	0.60	0.62	1.16	1.22
Diluted	0.60	0.61	1.16	1.22
Weighted average number of common shares outstanding (millions)
Basic	63.6	65.0	63.7	64.9
Diluted	63.7	65.1	63.8	65.0

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	June 30,	December 31,
	2015	2014
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	207	174
Receivables, less allowances of $10 and $6	640	628
Inventories	721	714
Prepaid expenses	36	25
Income and other taxes receivable	13	54
Deferred income taxes	78	75
Total current assets	1,695	1,670
Property, plant and equipment, at cost	8,817	8,909
Accumulated depreciation	(5,858)	(5,778)
Net property, plant and equipment	2,959	3,131
Goodwill	546	567
Intangible assets, net of amortization	621	661
Other assets	142	156
Total assets	5,963	6,185
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	1	10
Trade and other payables	687	721
Income and other taxes payable	36	26
Long-term debt due within one year	169	169
Total current liabilities	893	926
Long-term debt	1,178	1,181
Deferred income taxes and other	765	810
Other liabilities and deferred credits	366	378
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,985	2,012
Retained earnings	1,168	1,145
Accumulated other comprehensive loss	(393)	(268)
Total shareholders' equity	2,761	2,890
Total liabilities and shareholders' equity	5,963	6,185

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the six months ended
	June 30, 2015	June 30, 2014
	(Unaudited)
	$	$
Operating activities
Net earnings	74	79
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	181	195
Deferred income taxes and tax uncertainties	(32)	(6)
Impairment and write-down of property, plant and equipment	37	—
Net gains on disposal of property, plant and equipment	(15)	—
Stock-based compensation expense	3	3
Other	—	6
Changes in assets and liabilities, excluding the effects of acquisition of business
Receivables	—	24
Inventories	(23)	(18)
Prepaid expenses	(10)	(9)
Trade and other payables	(18)	(43)
Income and other taxes	46	23
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	3	(6)
Other assets and other liabilities	3	(3)
Cash flows provided from operating activities	249	245
Investing activities
Additions to property, plant and equipment	(136)	(101)
Proceeds from disposals of property, plant and equipment	7	1
Acquisition of business, net of cash acquired	—	(546)
Other	9	-
Cash flows used for investing activities	(120)	(646)
Financing activities
Dividend payments	(50)	(36)
Stock repurchase	(30)	—
Net change in bank indebtedness	(9)	—
Change in revolving bank credit facility	—	(140)
Proceeds from receivables securitization facilities	—	90
Payments on receivables securitization facilities	—	(84)
Repayment of long-term debt	(2)	(3)
Other	1	4
Cash flows used for financing activities	(90)	(169)
Net increase (decrease) in cash and cash equivalents	39	(570)
Impact of foreign exchange on cash	(6)	—
Cash and cash equivalents at beginning of period	174	655
Cash and cash equivalents at end of period	207	85
Supplemental cash flow information
Net cash payments for:
Interest	48	44
Income taxes paid, net	2	19

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles ("GAAP") financial metrics identified in bold as "Earnings before items", "Earnings before items per diluted share", "EBITDA", "EBITDA margin", "EBITDA before items", "EBITDA margin before items", "Free cash flow", "Net debt" and "Net debt-to-total capitalization." Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates "Earnings before items" and "EBITDA before items" by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2015			2014
			Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	36	38	74	39	40	281	71	431
(+)	Impairment and write-down of property, plant and equipment	($)	12	11	23	—	—	—	2	2
(+)	Closure and restructuring costs	($)	1	1	2	1	—	2	18	21
(-)	Net gains on disposal of property, plant and equipment	($)	(1)	(11)	(12)	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	2	—	—	—	2
(-)	Alternative fuel tax credits	($)	—	—	—	—	—	(18)	—	(18)
(-)	Internal Revenue Service audit settlement items	($)	—	—	—	—	—	(204)	—	(204)
(=)	Earnings before items	($)	48	39	87	42	40	61	91	234
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	63.9	63.7	63.8	65.0	65.1	64.9	64.4	64.9
(=)	Earnings before items per diluted share	($)	0.75	0.61	1.36	0.65	0.61	0.94	1.41	3.61

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	36	38	74	39	40	281	71	431
(+)	Income tax expense (benefit)	($)	9	(1)	8	15	13	(186)	(12)	(170)
(+)	Interest expense, net	($)	26	25	51	25	26	25	27	103
(=)	Operating income	($)	71	62	133	79	79	120	86	364
(+)	Depreciation and amortization	($)	90	91	181	99	96	96	93	384
(+)	Impairment and write-down of property, plant and equipment	($)	19	18	37	—	—	—	4	4
(-)	Net gains on disposal of property, plant and equipment	($)	(1)	(14)	(15)	—	—	—	—	—
(=)	EBITDA	($)	179	157	336	178	175	216	183	752
(/)	Sales	($)	1,348	1,310	2,658	1,394	1,385	1,405	1,379	5,563
(=)	EBITDA margin	(%)	13%	12%	13%	13%	13%	15%	13%	14%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

	EBITDA	($)	179	157	336	178	175	216	183	752
(-)	Alternative fuel tax credits	($)	—	—	—	—	—	(18)	—	(18)
(+)	Closure and restructuring costs	($)	1	1	2	1	—	2	25	28
(+)	Impact of purchase accounting	($)	—	—	—	3	—	—	—	3
(=)	EBITDA before items	($)	180	158	338	182	175	200	208	765
(/)	Sales	($)	1,348	1,310	2,658	1,394	1,385	1,405	1,379	5,563
(=)	EBITDA margin before items	(%)	13%	12%	13%	13%	13%	14%	15%	14%

Reconciliation of "Free cash flow" to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	127	122	249	141	104	203	186	634
(-)	Additions to property, plant and equipment	($)	(70)	(66)	(136)	(45)	(56)	(56)	(79)	(236)
(=)	Free cash flow	($)	57	56	113	96	48	147	107	398

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	6	1		8	15	3	10
(+)	Long-term debt due within one year	($)	169	169		15	7	170	169
(+)	Long-term debt	($)	1,179	1,178		1,490	1,410	1,202	1,181
(=)	Debt	($)	1,354	1,348		1,513	1,432	1,375	1,360
(-)	Cash and cash equivalents	($)	(183)	(207)		(130)	(85)	(134)	(174)
(=)	Net debt	($)	1,171	1,141		1,383	1,347	1,241	1,186
(+)	Shareholders' equity	($)	2,710	2,761		2,771	2,826	2,938	2,890
(=)	Total capitalization	($)	3,881	3,902		4,154	4,173	4,179	4,076
	Net debt	($)	1,171	1,141		1,383	1,347	1,241	1,186
(/)	Total capitalization	($)	3,881	3,902		4,154	4,173	4,179	4,076
(=)	Net debt-to-total capitalization	(%)	30%	29%		33%	32%	30%	29%

"Earnings before items", "Earnings before items per diluted share", "EBITDA", "EBITDA margin", "EBITDA before items", "EBITDA margin before items", "Free cash flow", "Net debt" and "Net debt-to-total capitalization" have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2015

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)(1)	($)	75	55	—	—	130	10	17	—	—	27	(14)	(10)	—	—	(24)	71	62	—	—	133
(+)	Impairment and write-down of property, plant and equipment	($)	19	18	—	—	37	—	—	—	—	—	—	—	—	—	—	19	18	—	—	37
(-)	Net gains on disposal of property, plant and equipment	($)	—	(14)	—	—	(14)	—	—	—	—	—	(1)	—	—	—	(1)	(1)	(14)	—	—	(15)
(+)	Closure and restructuring costs	($)	—	1	—	—	1	1	—	—	—	1	—	—	—	—	—	1	1	—	—	2
(=)	Operating income (loss) before items	($)	94	60	—	—	154	11	17	—	—	28	(15)	(10)	—	—	(25)	90	67	—	—	157

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	94	60	—	—	154	11	17	—	—	28	(15)	(10)	—	—	(25)	90	67	—	—	157
(+)	Depreciation and amortization	($)	74	75	—	—	149	16	16	—	—	32	—	—	—	—	—	90	91	—	—	181

(=)	EBITDA before items	($)	168	135	—	—	303	27	33	—	—	60	(15)	(10)	—	—	(25)	180	158	—	—	338
(/)	Sales	($)	1,146	1,110	—	—	2,256	218	216	—	—	434	—	—	—	—	—	1,364	1,326	—	—	2,690
(=)	EBITDA margin before items	(%)	15%	12%	—	—	13%	12%	15%	—	—	14%	—	—	—	—	—	13%	12%	—	—	13%

"Operating income (loss) before items", "EBITDA before items" and "EBITDA margin before items" have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1) As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2014

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as "Operating income (loss) before items", "EBITDA before items" and "EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1'14	Q2'14	Q3'14	Q4'14	YTD	Q1'14	Q2'14	Q3'14	Q4'14	YTD	Q1'14	Q2'14	Q3'14	Q4'14	YTD	Q1'14	Q2'14	Q3'14	Q4'14	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)(2)	($)	89	74	101	88	352	14	12	12	11	49	(24)	(7)	7	(13)	(37)	79	79	120	86	364
(-)	Alternative fuel tax credits	($)	—	—	—	—	—	—	—	—	—	—	—	—	(18)	—	(18)	—	—	(18)	—	(18)
(+)	Closure and restructuring costs	($)	—	—	2	25	27	1	—	—	—	1	—	—	—	—	—	1	—	2	25	28
(+)	Impact of purchase accounting	($)	—	—	—	—	—	3	—	—	—	3	—	—	—	—	—	3	—	—	—	3
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	4	4	—	—	—	—	—	—	—	—	—	—	—	—	—	4	4
(=)	Operating income (loss) before items	($)	89	74	103	117	383	18	12	12	11	53	(24)	(7)	(11)	(13)	(55)	83	79	104	115	381

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	89	74	103	117	383	18	12	12	11	53	(24)	(7)	(11)	(13)	(55)	83	79	104	115	381
(+)	Depreciation and amortization	($)	83	79	79	78	319	16	17	17	15	65	—	—	—	—	—	99	96	96	93	384

(=)	EBITDA before items	($)	172	153	182	195	702	34	29	29	26	118	(24)	(7)	(11)	(13)	(55)	182	175	200	208	765
(/)	Sales	($)	1,168	1,160	1,186	1,160	4,674	233	234	231	230	928	—	—	—	—	—	1,401	1,394	1,417	1,390	5,602
(=)	EBITDA margin before items	(%)	15%	13%	15%	17%	15%	15%	12%	13%	11%	13%	—	—	—	—	—	13%	13%	14%	15%	14%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1) On January 2, 2014, the Company acquired 100% of the shares of Laboratorios Indas, S.A.U. in Spain.

(2) As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2015			2014
		Q1	Q2	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,146	1,110	2,256	1,168	1,160	1,186	1,160	4,674
Operating income (a)	($)	75	55	130	89	74	101	88	352
Depreciation and amortization	($)	74	75	149	83	79	79	78	319
Impairment and write-down of property, plant and equipment	($)	19	18	37	—	—	—	4	4

Paper
Paper Production	('000 ST)	808	806	1,614	801	786	758	777	3,122
Paper Shipments - Manufactured	('000 ST)	804	783	1,587	804	779	776	786	3,145
Communication Papers	('000 ST)	669	653	1,322	678	647	649	661	2,635
Specialty and Packaging	('000 ST)	135	130	265	126	132	127	125	510
Paper Shipments - Sourced from 3rd parties	('000 ST)	35	29	64	50	42	47	34	173
Paper Shipments - Total	('000 ST)	839	812	1,651	854	821	823	820	3,318
Pulp
Pulp Shipments(b)	('000 ADMT)	350	345	695	318	336	367	370	1,391
Hardwood Kraft Pulp	(%)	9%	8%	9%	12%	11%	12%	11%	12%
Softwood Kraft Pulp	(%)	65%	65%	65%	58%	63%	63%	60%	61%
Fluff Pulp	(%)	26%	27%	26%	30%	26%	25%	29%	27%

Personal Care Segment
Sales	($)	218	216	434	233	234	231	230	928
Operating income(a)	($)	10	17	27	14	12	12	11	49
Depreciation and amortization	($)	16	16	32	16	17	17	15	65

Average Exchange Rates	$US / $CAN	1.241	1.229	1.235	1.103	1.091	1.089	1.136	1.105
	$CAN / $US	0.806	0.813	0.810	0.906	0.917	0.918	0.881	0.906
	€ / $US	1.126	1.106	1.116	1.370	1.371	1.324	1.249	1.329

(a)  As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation.

(b)  Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term "ST" refers to a short ton and the term "ADMT" refers to an air dry metric ton.